Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this registration statement on Form S-1 (Registration No. 333-98131) of our report dated August 16, 2002 except for Note 18 as to which the date is June 17, 2003, on our audits of the financial statements of Tengtu International Corp. and Subsidiaries (the "Company") as of June 30, 2002 and 2001 and for each of the three fiscal years in the period ended June 30, 2002. We also consent to the references to our firm under the caption "Experts."








                                               /s/ MOORE STEPHENS, P.C.
                                               ------------------------
                                               Certified Public Accountants

New York, New York
July 10, 2003

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